Exhibit 99.1
Date:      Feb. 19, 2009
Williams Pipeline Partners L.P. Reports Fourth-Quarter and Year-End 2008
Financial Results
     TULSA, Okla. — Williams Pipeline Partners L.P. (NYSE: WMZ) today announced unaudited 2008 net income of $51.9 million. Net income per limited partner unit was $1.43.
     The 2008 per-unit amount is based on prorated net income for the period from the date the partnership completed its initial public offering on Jan. 24 through Dec. 31. Net income for the year is based on a full first quarter.
     For fourth-quarter 2008, Williams Pipeline Partners reported net income of $13.3 million. Net income per limited partner unit was $0.39.
     Higher transportation volumes contributed to a strong improvement in Northwest Pipeline GP’s fourth-quarter operating results. Higher revenues and lower operating expenses were the primary drivers of improvement in Northwest Pipeline’s full-year recurring operating results. Those results are a key component of the partnership’s earnings from its 35 percent equity interest in Northwest Pipeline.
     Total distributable cash flow in 2008 for Williams Pipeline Partners’ limited-partner unitholders was $44.8 million, or $1.34 per weighted average limited-partner unit. For fourth-quarter 2008, total distributable cash flow for limited-partner unitholders was $10.7 million, or $0.32 per weighted average limited-partner unit.
     Subsequent to the close of the fourth quarter, Williams Pipeline Partners announced it had raised its regular cash distribution to unitholders to $0.32 per unit.
     The new distribution amount is a 1.6-percent increase over the third-quarter 2008 distribution of $0.315 per unit and a 6.7-percent increase over the partnership’s initial prorated cash distribution to unitholders of $0.2242 per unit for first-quarter 2008.
Liquidity and Debt Maturities
     As of Jan. 31, Williams Pipeline Partners had $18.6 million of cash and no outstanding debt. The partnership on Feb. 13 made its fourth-quarter 2008 cash distribution to unitholders; the distribution totaled approximately $11 million.
     Northwest Pipeline on Jan. 31 had approximately $54.7 million of available cash through demand notes with Williams (NYSE: WMB) and $381 million of available capacity under Williams’ credit facility. Northwest Pipeline has no significant debt maturities until 2016.

Williams Pipeline Partners L.P. (NYSE: WMZ)	Year-End 2008 Financial Results — Feb. 19, 2009	Page 1 of 3

Distributable Cash Flow Definition
     Distributable cash flow per weighted average limited-partner unit is a key measure of the partnership’s financial performance and available cash flows to unitholders.
     This press release includes certain financial measures, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. GAAP refers to generally accepted accounting principles.
     For Williams Pipeline Partners, we define Distributable Cash Flow as net income less its equity earnings in Northwest Pipeline, plus reimbursements from Williams under an omnibus agreement, plus cash distributed by Northwest Pipeline attributable to Northwest Pipeline’s operations through the current reporting period.
     For Williams Pipeline Partners, we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement resulting in distributable cash flow attributable to the general partner and distributable cash flow attributable to limited partners, respectively. The resulting Distributable Cash Flow attributable to limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
     This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures.
Today’s Analyst Call
     Management will discuss Williams Pipeline Partners’ year-end 2008 results during a live webcast beginning at 12 p.m. EST today.
     Participants are encouraged to access the webcast and slides available for viewing, downloading and printing at www.williamspipelinepartners.com.
     A limited number of phone lines also will be available at (877) 723-9517. International callers should dial (719) 325-4829. Replays of the year-end webcast, in both streaming and downloadable podcast formats, will be available for two weeks at www.williamspipelinepartners.com following the event.
Form 10-K
     Williams Pipeline Partners plans to file its Form 10-K with the SEC during the week of Feb. 23. The document will be available on both the SEC and Williams Pipeline Partners web sites.
     About Williams Pipeline Partners L.P. (NYSE: WMZ)
Williams Pipeline Partners is a publicly traded master limited partnership that owns and operates natural gas transportation and storage assets. The general partner of Williams Pipeline Partners is Williams Pipeline GP LLC, which is a wholly owned subsidiary of Williams (NYSE: WMB). For more information, please visit www.williamspipelinepartners.com. Go to http://www.b2i.us/irpass.asp?BzID=1589&to=ea&s=0 to join our e-mail list.

Contact:	Jeff Pounds Williams (media relations) (918) 573-3332

Richard George Williams (investor relations) (918) 573-3679

Williams Pipeline Partners L.P. (NYSE: WMZ)	Year-End 2008 Financial Results — Feb. 19, 2009	Page 2 of 3

Williams Pipeline Partners L.P. is a limited partnership formed by The Williams Companies, Inc. (Williams). Our reports, filings, and other public announcements may contain or incorporate by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You typically can identify forward-looking statements by the use of forward-looking words, such as “anticipates,” believes,” “could,” “may,” “should,” “continues,” “estimates,” “expects,” “forecasts,” “might,” “planned,” “potential,” “projects,” “scheduled,” “will,” and other similar words. These statements are based on our present intentions and our assumptions about future events and are subject to risks, uncertainties, and other factors. In addition to any assumptions, risks, uncertainties or other factors referred to specifically in connection with such statements, other factors not specifically referenced could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements. Those factors include, among others:
•	whether we have sufficient cash from operations to enable us to pay the minimum distribution following establishment of cash reserves and payment of fees and expenses, including cost reimbursements to our general partner;

•	availability of cash for distribution, which depends primarily on our cash flow, and not solely on profitability;

•	availability of supplies (including the uncertainties inherent in assessing, estimating, acquiring and developing future natural gas reserves), market demand, volatility of prices, and the availability and costs of capital;

•	inflation, interest rates, fluctuation in foreign exchange, and general economic conditions (including the recent economic slowdown and the disruption of global credit markets and the impact of these events on our customers and suppliers);

•	the strength and financial resources of our competitors;

•	development of alternative energy sources;

•	the impact of operational and development hazards;

•	costs of, changes in, or the results of laws, government regulations (including proposed climate change legislation), environmental liabilities, litigation, and rate proceedings;

•	increasing maintenance and construction costs;

•	changes in the current geopolitical situation;

•	exposure to the credit risks of our customers;

•	risks related to strategy and financing, including restrictions stemming from our debt agreements, future changes in our credit ratings, and the availability and cost of credit;

•	risks associated with future weather conditions;

•	acts of terrorism; and

•	additional risks described in our filings with the Securities and Exchange Commission.
Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. In addition to causing our actual results to differ, the factors listed above may cause our intentions to change. Such changes in our intentions may also cause our results to differ. We disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements or changes to our intentions, whether as a result of new information, future events or otherwise.
Limited partner interests are inherently different from the capital stock of a corporation, although many of the business risks to which we are subject are similar to those that would be faced by a corporation engaged in a similar business. Investors are urged to closely consider the disclosures and risk factors in our annual report on Form 10-K filed with the Securities and Exchange Commission on February 29, 2008, and our quarterly reports on Form 10-Q available from our offices or from our website at www.williamspipelinepartners.com.
# # #

Williams Pipeline Partners L.P. (NYSE: WMZ)	Year-End 2008 Financial Results — Feb. 19, 2009	Page 3 of 3

Reconciliation of non-GAAP Measures
 (UNAUDITED)
Williams Pipeline Partners L.P.
Distributable Cash Flow per LP Unit Reconciliation

	2008
Amounts in thousands, except per-unit amounts	1Q	2Q	3Q	4Q	YTD

Net Income	12,855	11,867	13,863	13,295	51,880
Equity in earnings — Northwest	(13,355)	(12,490)	(14,433)	(14,102)	(54,380)
Reimbursements from Williams from ominbus agreement	371	497	503	503	1,874

Distributable cash flow excluding equity investments	(129)	(126)	(67)	(304)	(626)
Plus: Northwest’s cash distributions to WMZ	13,943	10,850	10,850	11,200	46,843

Distributable cash flow attributable to partnership	13,814	10,724	10,783	10,896	46,217
Distributable cash flow attributable to partnership allocated to GP	736	214	216	218	1,384

Distributable cash flow attributable to partnership allocated to LP	13,078	10,510	10,567	10,678	44,833

Weighted Average number of LP units outstanding	33,563	33,564	33,564	33,565	33,564

Distributable cash flow attributable to partnership per weighted average limited partner unit	0.3897	0.3131	0.3148	0.3181	1.3357

This press release includes certain financial measures, Distributable Cash Flow and Distributable Cash Flow per Limited Partner Unit that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission.
For Williams Pipeline Partners L.P. we define Distributable Cash Flow as net income less its equity earnings in Northwest Pipeline, plus reimbursements from Williams under an omnibus agreement, plus cash distributed by Northwest Pipeline attributable to Northwest Pipeline’s operations through the current reporting period.
For Williams Pipeline Partners L.P. we define Distributable Cash Flow per Limited Partner Unit as Distributable Cash Flow, as defined in the preceding paragraph, allocated among the general partner and the limited partners in accordance with the cash-distribution provisions of our partnership agreement resulting in distributable cash flow attributable to the general partner and distributable cash flow attributable to limited partners, respectively. The resulting Distributable Cash Flow attributable to limited partners is then divided by the weighted average limited partner units outstanding to arrive at Distributable Cash Flow per Limited Partner Unit.
This press release is accompanied by a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management uses these financial measures because they are accepted financial indicators used by investors to compare company performance. In addition, management believes that these measures provide investors an enhanced perspective of the operating performance of the Partnership’s assets and the cash that the business is generating. Distributable Cash Flow is not intended to represent cash flows for the period, nor is it presented as an alternative to net income (loss) or cash flow from operations. Distributable Cash Flow per Limited Partner is not presented as an alternative to net income per unit. They should not be considered in isolation or as substitutes for a measure of performance prepared in accordance with United States generally accepted accounting principles.